Exhibit 99.1

National & Retail Trades and First Call

For release: November 6, 2003 at 8:30 AM (EST)

KOHL'S CORPORATION REPORTS OCTOBER SALES

MENOMONEE FALLS, WI, Nov. 6/BUSINESS WIRE/--Kohl’s Corporation (NYSE:KSS) reported today that sales for the four week period ended November 1, 2003 increased 2.9% over the four week period ended November 2, 2002. On a comparable store basis, sales decreased 11.6%.

For the quarter ended November 1, 2003, total sales increased 11.7% while comparable store sales decreased 1.3%. For the 39 weeks ended November 1, 2003, total sales were up 13.2% while comparable store sales decreased 1.0%.

Larry Montgomery, Chief Executive Officer, commented, “Our 11.6% decline in comparable store sales compares to an 18.3% comparable store sales increase a year ago.  The strong increase last year was driven by significant increases in seasonal classifications.  These classifications experienced significant declines this year.”

Mr. Montgomery went on to say, “We did take deeper markdowns in the quarter in Women’s apparel to be appropriately positioned for the holiday season.  As a result of these markdowns and the disappointing comparable store sales performance, third quarter earnings are expected to be approximately $0.35 per share.  Our inventory is well positioned going into the fourth quarter.”

	Sales Summary ($ in millions)
	Fiscal Period Ended		% Inc. - This Year		% Inc. - Last Year
	November 1,	November 2,	All	Comp	All	Comp
	2003	2002	Stores	Stores	Stores	Stores

October	$ 823.1	$ 799.7	2.9%	-11.6%	38.4%	18.3%
Third Quarter	$ 2,394.0	$ 2,143.4	11.7%	-1.3%	21.8%	5.9%
Year-to Date	$ 6,720.2	$ 5,935.8	13.2%	-1.0%	24.6%	8.1%

Kohl’s opened 48 stores during the month of October.  The Company entered the Phoenix, AZ market with 10 stores, the Little Rock, AR market with three stores, the Las Vegas, NV market with three stores, the Birmingham, AL market with two stores, the Tucson, AZ market with two stores and the Flagstaff, AZ market with one store.  In addition, the Company added 10 stores in the Midwest Region, five stores in the Mid-Atlantic region, five stores in the Northeast region, three stores in the Southeast region, two stores in the South central region, and two stores in the Southwest region.

At November 1, 2003, Kohl’s operated 542 stores in 36 states compared with 457 stores in 33 states at the same time last year.

Comments regarding the Company’s sales results will be provided in a pre-recorded telephone message.  This message is accessible by calling (402)-220-0820 and will be available for 36 hours.

Third Quarter Earnings Release

Kohl’s Corporation will release its third quarter earnings on November 13, 2003, at 4:00 PM (EST). A conference call is scheduled at 5:00 PM (EST). Investors will have the opportunity to listen to the conference call by dialing 847-619-6398 ten minutes prior to the start of the call. A replay of the call will be available for 24 hours at 630-652-3000, Pass Code: 7815641.

In addition, the call will be web cast live over the Internet through Broadcast Network’s Vcall web side located at http://www.vcall.com. To listen to the call, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Kohl's intends forward-looking terminology such as “believes”, “expects”, “may”, “will”, “should”, “anticipates”, “plans”, or similar expressions to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties, which could cause Kohl's actual results to differ materially from those anticipated by the forward-looking statements.  These risks and uncertainties include, but are not limited to those described on Exhibit 99.1 to Kohl’s annual report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Kohl's filings with the SEC.

Investor Relations Contact: Wes McDonald, Chief Financial Officer, (262) 703-1893

Media Contact: Tawn Earnest, Manager – Public Relations, (262) 703-6609

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